EXHIBIT 99.1

BOVIE MEDICAL CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Fourth Quarter Highlights

•	Sales increased 22% year-on-year to $7.5 million

•	Expanded R&D activities

•	Bovie® Ultimate™ Generator receives 510(k) approval

J-Plasma® Update

•	Q4 sales of $73,000; Full year sales of $209,000;

•	18 ordering accounts at year-end, up from 14 at the end of Q3;

•	Systems Being Evaluated at 34 Hospital Value Analysis Committees (VACs)

•	Increased direct sales force to 16

CLEARWATER, FL – February 27, 2015 - Bovie Medical (BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, today announced results for the fourth quarter and full year ended December 31, 2014.

Management Comments

“We are pleased to report that we ended 2014 with positive momentum and with the key elements in place for excellent execution in 2015,” said Robert L. Gershon, Chief Executive Officer. “We succeeded in posting another quarter of double-digit revenue growth in core products, led by sales of generators, electrodes and lighting, and have expanded our R&D activities to leverage the value of the Bovie brand, product pipeline and patent portfolio.

“J-Plasma® sales for the fourth quarter increased almost seven times from the comparable year-ago period, bringing full year 2014 sales to $209,000, or approximately five times the $42,000 reported in 2013. We progressively added experienced health care sales professionals to create a direct sales force in 2014, supplemented with a dedicated group of 20 independent manufacturers’ representatives. At the end of 2014, we had 18 ordering accounts, defined as accounts that have re-ordered the J-Plasma®, product, and our systems were under evaluation at 34 Hospital Value Analysis Committees (VACs), up from 20 at the end of this year’s third quarter. This increase reflects the expanding number of institutions and surgeons that have recognized the exceptional benefits of J-Plasma® in eliminating or significantly lowering the risk of collateral thermal injury to healthy soft tissue surrounding an operative site.

“The investments we made in the roll-out of J-Plasma® and in R&D spending resulted in higher operating expenses in the fourth quarter and full year, which we are confident will begin to yield solid returns in 2015,” Mr. Gershon noted. “In the first two months of 2015, J-Plasma® sales have already exceeded those of the fourth quarter, and we are confident that they will accelerate as the year progresses.”

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Fourth Quarter Results

Fourth quarter sales were $7.5 million, a 21.8% increase from $6.1 million in the fourth quarter of 2013, reflecting strong demand for distributed and branded products.

Gross profit was $2.4 million compared with $2.6 million in the fourth quarter of 2013, while gross profit margin was 32.7%, compared to 41.9%. Adjusted gross margin, which excludes the impact of inventory write-downs, was 38.7% in the fourth quarter of 2014.

Operating loss for the quarter was $1.8 million, compared with $875,000 in the fourth quarter of 2013, reflecting increased spending on J-Plasma® commercialization, which accounted for approximately 67% of the year-over-year increase. Additionally, R&D spending increased 23.7%, as the Company moved ahead with plans to optimize its existing product and patent portfolio.

The Company recorded a non-cash gain of $2.5 million related to the mark-to-market accounting for the fair value of issued common stock purchase warrants, compared with a non-cash loss of $859,000 in the fourth quarter of 2013. In addition, the Company recorded a non-cash charge of $6.0 million on the write-down of a deferred tax asset.

Net loss attributable to common shareholders for the period was $5.5 million, or $0.39 per diluted share, compared with a loss of $5.1 million, or $0.29 per diluted share, in the fourth quarter of 2013.

Full Year 2014 Results

For full year 2014, total sales were $27.7 million, up 17% from $23.7 million in 2013. Gross profit was $9.0 million, compared to 2013’s gross profit of $9.2 million. Adjusted gross margin, which excludes costs related to excess and obsolete inventory and other adjustments, was 40.7%, up from 38.9% in 2013.

Operating loss in 2014 was $5.8 million, compared with $3.7 million in 2013. The Company’s full year 2014 operating costs included $2.6 million related to the production and marketing of J-Plasma®, up from $1.3 million in 2013.

The Company recorded a non-cash loss of $7.3 million related to the mark-to-market accounting for the fair value of issued common stock purchase warrants, compared with a non-cash loss of $842,000 in 2013.

The Company reported a net loss of $18.2 million, or $1.03 per diluted share, compared with $7.0 million, or $0.40 per diluted share, in 2013. Non-GAAP adjusted net loss, which excludes the non-cash loss related to warrants and other adjustments, was $5.3 million or $0.30 per basic share, compared with $3.8 million or $0.21 per basic share, in 2013.

Summary and Outlook

“At the beginning of 2014, we stated that our main objective was to build the appropriate foundation for substantial and sustainable long-term growth and to report milestones as they occurred over the course of the year. We are pleased to have accomplished this objective, and to have improved both the performance and growth prospects of our core business, while we moved ahead with the commercialization of J-Plasma®,” Mr. Gershon said.

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Highlights of 2014 included the following:

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Five independent white papers on J-Plasma® were published in 2014, detailing the benefits of J-Plasma® when used in procedures within the Company’s initial target markets, namely gynecology, dermatology and plastic surgery.

•	In 2014, the Company completed 10 surgeon training courses in six cities across the U.S.

•

The Company’s direct sales force grew from zero at the end of 2013 to 16 by the end of 2014 and is comprised of a group very experienced sales professionals who have been attracted to Bovie by the attributes of its J-Plasma® product.

•	Bovie hired a Director of Research and Development in line with its strategy to develop its existing R&D pipeline and leverage its in-house design capabilities and manufacturing facility.

•

The Company launched new products: IDS 310, Derm101 and 102 in 2014, and in December received FDA 510(k) for the Bovie® Ultimate™, a product that combines J-Plasma® technology with the highest wattage operating room electrosurgical generator and is expected to be launched in the second quarter of 2015.

•	The next generation handle for the J-Plasma® product, the Pistol Grip was launched in October.

•

In early January 2015, the Company received CE approval for all J-Plasma® disposable hand pieces and the Bovie® Ultimate™ generator, enabling it to sell these devices in the 31 of the European Economic Area.

“In summary, 2014 was an investment year for Bovie, as we moved forward with initiatives that have strengthened our core business, while we have remained keenly focused on accelerating the adoption of J-Plasma® nationwide. With a trained and motivated sales force in place, a surgeon-user base that has experienced superior outcomes, and a product with the potential to be a transformational technology across a broad range of surgical specialties, we are entering 2015 with positive momentum and ambitious growth objectives,” Mr. Gershon concluded.

Recent hires

Bovie Medical made several important hires in recent months including:

•	Ms. Stephanie Van Skike was appointed as Western US Regional Sales Manager

•	Mr. Brian Kunst was appointed Vice President of Clinical and Regulatory Affairs

•	Mr. Brad Boklage was appointed as Senior Surgical Device Specialist

•	Mr. Benjamin Kirsch was appointed as Senior Surgical Specialist

In addition, Bovie Medical is pleased to announce the hiring of Mr. Christopher R. Corp as Director, National Accounts, effective February 2, 2015. Mr. Corp has more than 15 years of experience in healthcare, with companies including Kimberly-Clark and Medical Action Industries. He will report to Jack McCarthy, Chief Commercialization Officer. Mr. Corp has been awarded non-qualified stock options to purchase 20,000 shares of common stock, exercisable at the closing price as of today, February 27, 2015. The options shall vest and be exercisable in four equal installments beginning on the first anniversary of the effective date.

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Conference Call

The Company’s management will host a conference call on Friday, February 27, 2015 at 9:00am Eastern Time to discuss latest corporate developments. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-888-349-0106. International callers should call 1-412-902-0131. All parties should ask for the Bovie Medical Corporation call. The conference call will also be available through a live webcast at Bovie Medical Corporation’s website or at http://services.choruscall.com/links/bvx150227.html

A replay of the call will be available approximately one hour after the end of the call through March 7, 2015. The replay can be accessed via Bovie Medical Corporation’s website or by dialing 1-877-344-7529 for U.S. callers or 1-412-317-0088 for International callers and using the replay access code 10060385.

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s website www.boviemed.com

Use of Non-GAAP Financial Measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP). These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Adjusted non-GAAP gross margin, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the gross margin, income from operations, net income and income per diluted share of the company excluding unusual items. Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company's short- and long-term financial trends. Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.

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Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Reports on Forms 10-K/A and 10-Q for the year ended December 31, 2013 and the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, respectively. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact

Hugh Collins

MBS Value Partners

(212) 223-4632

investor.relations@boviemed.com

Media Contact

Helaina Hovitz

MBS Value Partners

(212) 661-2232

helaina.hovitz@mbsvalue.com

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BOVIE MEDICAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2014 AND 2013

(unaudited) (in thousands except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Sales	$7,467	$6,128	$27,681	$23,660
Cost of sales	5,026	3,560	18,689	14,462

Gross profit	2,441	2,568	8,992	9,198

Other costs and expenses:
Research and development	398	321	1,416	1,260
Professional services	330	488	1,016	1,835
Salaries and related costs	1,743	1,423	5,723	3,992
Selling, general and administrative	1,762	1,212	6,686	5,777
Legal award	-	-	-	-

Total other costs and expenses	4,233	3,443	14,841	12,864

Loss from operations	(1,792)	(875)	(5,849)	(3,666)

Interest and other expense, net	(40)	(1,274)	(151)	(1,444)
Change in fair value of liabilities, net	2,535	(859)	(7,285)	(842)

Income (loss) before income taxes	703	(3,009)	(13,285)	(5,952)

Benefit (provision) for deferred income taxes, net	(5,893)	539	(3,997)	1,613

Net loss	$(5,190)	$(2,470)	$(17,282)	$(4,339)

Accretion on convertible preferred stock	(264)	(39)	(932)	(39)
Deemed dividend on beneficial conversion feature	-	(2,616)	-	(2,616)

Net loss attributable to common shareholders	$(5,454)	$(5,125)	$(18,214)	$(6,994)

Loss per share
Basic	(0.31)	(0.29)	(1.03)	(0.40)
Diluted	(0.39)	(0.29)	(1.03)	(0.40)

Weighted average number of shares outstanding- basic	17,840	17,670	17,756	17,670

Weighted average number of shares outstanding - dilutive	20,366	17,670	17,756	17,670

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BOVIE MEDICAL CORPORATION

BALANCE SHEET

DECEMBER 31, 2014 AND DECEMBER 31, 2013

(unaudited) (in thousands)

ASSETS

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$5,733	$7,924
Restricted cash	899	-
Trade accounts receivable, net	1,992	1,990
Inventories, net	5,727	8,415
Current portion of deposits	210	948
Prepaid expenses and other current assets	804	545

Total current assets	15,365	19,822

Property and equipment, net	6,947	7,063
Brand name and trademark	1,510	1,510
Purchased technology and license rights, net	431	575
Deferred income tax asset, net	-	3,412
Deposits, net of current portion	165	120
Other assets	415	674

Total assets	$24,833	$33,176

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BOVIE MEDICAL CORPORATION

BALANCE SHEET

DECEMBER 31, 2014 AND DECEMBER 31, 2013

(unaudited) (in thousands)

LIABILITIES AND STOCKHOLDERS EQUITY

	2014	2013
LIABILITIES
Current liabilities:
Accounts payable	$1,553	$1,060
Accrued payroll	197	172
Accrued vacation	181	200
Current portion of bonds payable	--	72
Current portion of mortgage note payable	239	--
Current portion of settlement	--	541
Accrued and other liabilities	1,596	867

Total current liabilities	3,766	2,912

Mortgage note payable, net of current portion	3,173	--
Bonds payable, net of current portion	--	3,185
Deferred rents	23	--
Deferred tax liability	564
Derivative liabilities	12,613	5,749

Total liabilities	20,139	11,846

Commitments and Contingencies (see Notes 13)

Series A 6% convertible preferred stock, par value $0.001; 3,500,000 shares authorized and issued; preference in liquidation - $7,442,260	3,190	2,259

Stockholders' equity:
Preferred stock, par value $.001; 10,000,000 shares authorized	--	--
Common stock, par value $.001 par value; 40,000,000 shares authorized; 17,995,409 issued and 17,852,330 outstanding on December 31, 2014 and 17,826,336 issued and 17,683,257 outstanding on December 31, 2013, respectively	18	18
Additional paid-in capital	29,334	28,687
Deficit	(27,848)	(9,634)

Total stockholders' equity	1,504	19,071

Total liabilities and stockholders' equity	$24,833	$33,176

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BOVIE MEDICAL CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited) (in thousands expect per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Amounts in '000's except earnings per share)	2014	2013	2014	2013

Net Income/(loss) GAAP Basis	$(5,190)	$(2,470)	$(17,282)	$(4,339)
Accretion on convertible preferred stock	(264)	(39)	(932)	(39)
Deemed dividend on benefecial conversion feature	-	(2,616)	-	(2,616)
Net income/(loss) attributable to common shareholders	$(5,454)	$(5,125)	$(18,214)	$(6,994)
Net income/(loss) per share - basic (GAAP basis)	$(0.31)	$(0.29)	$(1.03)	$(0.40)

Other non-GAAP adjustments:
(Gain)/loss on change in fair value of derivative liabilities	$(2,535)	$859	$7,285	$842
Increase in inventory E&O reserve and other inventory adjustments	450	-	2,202	-
CFO transition costs	-	-	340	-
A/R write off and other administrative charges	-	7	218	7
Accretion/bcf on convertible preferred stock	264	2,655	932	2,655
Legal award	-	599	-	1,640
Valuation allowance on deferred tax asset	5,970	-	5,970	-
Tax impact on non-GAAP adjustments (ETR 37%) (Note 2)	674	(1,524)	(4,061)	(1,903)
Adjusted non-GAAP net income/(loss) (Note 3)	$(631)	$(2,529)	$(5,328)	$(3,753)

Income/(loss) per share - basic on: (Note 1)
(Gain)/loss on change in fair value of derivative liabilities	$(0.14)	$0.05	$0.41	$0.05
Increase in inventory E&O reserve and other inventory adjustments	0.03	-	0.12	-
CFO transition costs	-	-	0.02	-
A/R write off and other administrative charges	-	-	0.01	-
Accretion/bcf on convertible preferred stock	0.01	0.15	0.05	0.15
Legal award	-	0.03	-	0.09
Valuation allowance on deferred tax asset	0.33	-	0.34	-
Tax impact on non-GAAP adjustments	0.04	(0.09)	(0.22)	(0.10)
Adjusted non-GAAP net (loss) per share - basic	$(0.04)	$(0.14)	$(0.30)	$(0.21)

Weighted average number of shares outstanding - basic	17,840	17,670	17,756	17,670

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Note (1) Amounts reflected in the presentation of EPS calculations may be impacted by rounding

Note (2) Includes both the statutory Federal tax rate of 34% and State tax rate of 3%

Note (3) To remain consistent with prior period reporting, management is including the Q4-2014 non‐gaap reconcilation. However, due to the magnitude and timing of the valuation allowance on the deferred tax asset, management believes that this comparison shows the company's results more favorably and therefore recommends the use of the GAAP results for Q4 comparative purposes. On a full‐year basis the non‐gaap results more accuratly reflects how management analyses performance of the business.

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